Exhibit 107

Calculation of Filing Fee Tables

Form S-3ASR

(Form Type)

TRANSOCEAN LTD.

TRANSOCEAN INC.

(Exact Name of Each Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

	Transocean Ltd.

Fees to Be Paid	Equity	Common Stock, USD 0.10 par value (4)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Other	Warrants	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Other	Purchase Contracts	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Other	Rights	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Other	Units	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Other	Guarantees	Rule 457(n)	(1)	(1)	(1)	(3)	(3)

	Transocean Inc.
	Debt	Debt Securities	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)

	Other	Warrants	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Other	Purchase Contracts	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Other	Rights	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)
	Other	Units	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A		N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A	N/A

	Total Fees Previously Paid						N/A

	Total Fee Offsets						N/A

	Net Fee Due						N/A

(1)

There is being registered hereunder such indeterminate number or amount of securities of each identified class, as may from time to time be issued at indeterminate prices and as may be issuable upon the conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable anti-dilution provisions. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)

In reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrants are deferring payment of the registration fee required in connection with this registration statement.

(3)	Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantee.
(4)	The shares are shares of Transocean Ltd., currently USD 0.10 par value each, and include shares issued out of authorized share capital, conditional share capital and treasury shares.